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                                                                    Exhibit 23.4


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated September 19, 1997, with respect to the consolidated financial statements of Communications Central Inc. included in the Joint Proxy Statement/Prospectus of Davel Communications Group, Inc. and Peoples Telephone Company, Inc. that is made a part of the Registration Statement (Form S-4) of Davel Holdings, Inc. for the registration of shares of Davel Holdings, Inc.'s common stock as amended by Post-effective Amendment No. 1 to Form S-4 Registration Statement.


                                              /s/  ERNST & YOUNG LLP


Atlanta, Georgia
December 22, 1998